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                                                                    Exhibit 10.9

                                                        EXCLUDING REPRESENTATION
                                                  CONCERNING FINANCIAL RESOURCES

                             AGREEMENT AND RELEASE

     THIS AGREEMENT AND RELEASE ("Agreement") is made and entered into on January 19, 2001 by and between Elektryon, a Nevada corporation with its principal place of business in Las Vegas, Nevada, and Edwin W. Wheeler ("Wheeler"), an individual, residing in Las Vegas, Nevada.


                                    RECITALS

     Edwin W. Wheeler, along with Phil Meisinger, and Gene Stinson, founded Engine Corporation of America on March 1, 1994.

     On February 12, 1996, the name of Engine Corporation of America was changed to Engine World, Inc.

     On May 24, 2000, the name of Engine World, Inc. was changed to Elektryon (Engine Corporation of America, Engine World, Inc. and Elektryon, Inc. are hereinafter referred to individually and collectively as the "Company.")

     Wheeler was elected a director, Treasurer and Secretary of the Company on March 12, 1994, and served as Director, Treasurer, and Secretary of the Company until December 17, 1999.

     On January 8, 1997, the Company resolved to issue to Wheeler options to purchase 300,000 shares of the Company's common stock ("common stock") at a price of $1.00 per share.

     Wheeler acquired from time to time, by purchase or otherwise, an aggregated of shares of common stock from the Company and Wheeler has represented to the Company that he currently owns beneficially approximately 1,000,000 (one million) shares of common stock, all of which are held in the Voting Trust (defined below).

     On February 20, 1999, pursuant to a Compensation/Consulting Agreement dated that date between the Company and Wheeler, the Company engaged Wheeler as a consultant to the Board of Directors of the Company to render services and advice. Wheeler held his position as consultant from February 20, 1999 until September 10, 2000 when, pursuant to the Termination Agreement dated that date between the Company and Wheeler, Wheeler's relationship as a consultant to the Company was severed.

     Wheeler resigned as Treasurer, Secretary, and a Director of the Company on December 17, 1999. On that same date, pursuant to an Advisory Agreement dated that date between the Company and Wheeler, the Company engaged Wheeler as an advisor to assist in ensuring a smooth transition to a new Chief Financial Officer of the Company. Wheeler held the position as advisor from December 17, 1999 until September 10, 2000 when, pursuant to the Termination Agreement, his relationship as an advisor to the company was severed.
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     Wheeler placed all of the shares of common stock beneficially owned by him in a voting trust dated November 11, 2000 (the "Voting Trust") pursuant to a Voting Agreement dated that date between the Company and Wheeler.

     Between January 10, 2000 and August 20, 2000, Wheeler sold no more than 233,000 shares of his founders common stock for no more than $20.00 per share, (the "Sale Transactions").

     Wheeler estimates to the Company that approximately $3.9 million constitutes the total proceeds to Wheeler, his spouse and any person or entity controlled by either of them or in which either of them has a financial interest, arising from the sale or transfer of their common stock by any of them.

     Disputes have arisen between the Company's Board of Directors and Wheeler regarding Wheeler's activities with respect to the Company.

     Both parties wish to resolve such disputes without the time and expense of litigation.

         NOW THEREFORE, in consideration of the mutual covenants and in reliance on the representations contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. COVENANTS NOT TO SUE. The Company covenants not to sue Wheeler regarding the Sale or transfer of any of his founders stock or for any incident arising directly or indirectly from Wheelers performance of services to the Company. This covenant not to sue becomes effective only upon the completion and fulfillment of Wheeler's obligations under paragraph 2 of this Agreement and continues in effect only if Wheeler's representations contained in this agreement are true, correct, and complete and Wheeler complies with his covenants and agreements set forth in this Agreement. As of the date of this Agreement, the independent members of the Company's Board of Directors are unaware of any other claims the Company may have against Wheeler.

     2. WHEELER'S OBLIGATIONS. In consideration for the foregoing covenant not to sue, Wheeler agrees to undertake and complete the following not later than January 30, 2001:

         a. To Purchase 75,000 shares of common stock at a purchase price of $20.00 per share in cash or immediately available funds and to place all of such shares into the Voting Trust;

         b. To contribute 550,000 shares of common stock from the Voting Trust to the Company's treasury, at no cost to the Company;

         c. To agree and acknowledge that all options to purchase shares of common stock in which Wheeler or his spouse holds any beneficial interest, including without limitation the option to purchase 300,000 shares of common stock referred to in the Recitals, shall be deemed null and void ab initio;

         d. To sever any and all relationships with the Company in any capacity, except in his capacity as the beneficial owner of the common stock held in the Voting


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             Trust, and to terminate any agreements or understandings of any kind between Wheeler or any affiliate of Wheeler, on one hand, and the Company on the other, without any payment by or obligation of the Company;

         e. The parties agree that Wheeler shall be the owner of all furniture, fixtures, and equipment now title him to or in the procession of Edwin W. Wheeler at his offices at 6565 S. Spencer, Suite 204, Las Vegas, NV 89119, in consideration of his prior transfers to the company of all computer, furniture, fixtures previously owned by him and currently in the procession of the company. Wheeler agrees to return any company books and records in his possession or under his control.

     3. COMMUNICATION RESTRICTION. In further consideration for the foregoing covenant not to sue, Wheeler agrees not to communicate with any director, officer or employee of the Company regarding any matters regarding the Company other than is necessary to carry out the terms of this Agreement and other than as specifically requested in a writing authorized by action of the independent members of the Company's Board of Directors.

     4. EXTENSION OF VOTING AGREEMENT. In further consideration for the foregoing covenant not to sue, Wheeler is executing, simultaneously with the execution of the Agreement, an extension of the Voting Agreement dated November 11, 2000 in the form annexed hereto as Exhibit B.

     5.  RELEASE OF THE COMPANY

         a. In Consideration of this Agreement and the other good and valuable consideration provided to Wheeler pursuant hereto, Wheeler hereby irrevocably and unconditionally releases, and forever discharges, the Company, its affiliated companies, and their respective current and former stockholders, officers, directors, employees, agents, advisors, benefit funds and administrators (the "Releases"), from any and all actions, causes of action, claims, demands, damages, rights, remedies and liabilities of whatsoever kind or character, in law or equity, whether known or unknown, suspected or unsuspected, past or present, that he has ever had, may now have, or may later have against any of the Releases, whether or not arising out of or related to Wheeler's assignment of intellectual property to the Company, employment and those services, or his position as a shareholder of the Company (hereinafter referred to as "Wheeler's Claims"), from the beginning of time to the date hereafter.

         b. To the fullest extent permitted by law, Wheeler agrees not to lodge any complaint in court, or with any federal, state or local agency or any other forum, including without limitation arbitration, in any jurisdiction, arising out of or related to Wheeler's Claims or Wheeler's employment by or performance of services to or on behalf of the Company, or any if the other Releases or the termination of that employment or other services. Wheeler hereby represents and warrants that he has brought no complaint, claim, charge or proceeding against any of the Releases in any jurisdiction or


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         forum, nor assisted or encouraged any other person or persons in doing
         so. Wheeler further represents and warrants that he has not in the past and will not in the future assign any of Wheeler's Claims to any person, corporation or other entity.

     c. Execution of this Agreement by Wheeler operates as a complete bar and defense against any and all of Wheeler's Claims in any charge, compliant, action, claim or proceeding against the Company or any of the other Releasee, this Agreement may be raised as and shall constitute a complete bar to any such action, claim or proceeding and the Company, and/or the other Releasees, shall be entitled to and shall recover from Wheeler all costs incurred, including without limitations attorneys' fees, expenses and costs, in defending against any such action, claim or proceeding.

6. Future Cooperation by Wheeler. Wheeler further covenants and agrees that he will make himself available to cooperate with the Company and each Releasee in the event that any action, claim or proceeding is brought against the Company or any other Releasees as a result of any action or non-action by Wheeler or in which Wheeler's conduct is at issue. The company agrees to hold Wheeler harmless for any cooperation and agrees to pay Wheeler for all expense related to such action.

7. Confidentiality. The parties and their respective agents and employees shall keep this Agreement, and the circumstances giving rise to it, strictly confidential unless disclosure is required by law. Wheeler acknowledges that the Company may be obligated to make such disclosure pursuant to securities laws applicable to it.

8.   Non-Disparagement. Neither party shall disparage the other.

9. Notice. Any notice or other communication under this Agreement shall be in writing and shall be considered given five days after it is mailed by registered or certified mail, return receipt requested or in the next business day after it is given to a reputable overnight courier or service (such as Federal Express) for delivery to the parties at the addresses set forth below (or any other address as a party may specify by notice to the other, provided, that any such notice shall be effective only upon receipt).

As to the company:       Joanne R. Firstenberg
                         Elektryon, Inc.
                         6565 Spencer Street, Suite 206
                         Las Vegas, Nevada 93145
                    With a copy to:
                         Kaye, Scholer, Fierman, Hays & Handler, LLP
                         425 Park Avenue
                         New York, New York 10022
                         Attention: Gregory J. Wallance, Esq.

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     As to Wheeler:      Edwin W. Wheeler
                         PO Box 96507
                         Las Vegas, Nevada, 89193

10. NON-DISCLOSURE OF PROPRIETARY INFORMATION. Wheeler shall not at any time use for any purpose or disclose to any person any trade secrets or other confidential or proprietary information of the Company. The parties agree that nothing contained herein shall prevent Wheeler from disclosing: (1) information required to be disclosed pursuant to compulsory legal process, provided that Wheeler shall have first given the Company timely notice of such process and an opportunity to contest such disclosure or to take appropriate action to minimize the required disclosure; (2) information which was in Wheeler's lawful possession, without breach of any person's obligations to the Company, at the time of or prior to Wheeler obtaining such information from the Company; or (3) Information which is already in the public domain, without breach of any person's obligations to the Company.

11. NO ADMISSIONS. Neither this Agreement nor the performance of this Agreement is intended to be, and should not be construed as, an admission of liability by either party to the other party. Neither party shall offer this Agreement as evidence of liability of the other party in any litigation, action or proceeding, except in an action seeking to enforce the terms of this Agreement or to recover for an alleged breach of the Agreement.

12. REPRESENTATION BY COUNSEL. This Agreement was drafted by the Company and its counsel solely as a matter of convenience to the parties, and shall not be construed for or against either party for that reason. The parties acknowledge that they each have been afforded ample opportunity to review and evaluate this Agreement prior to subscribing hereto and that they have been represented and assisted by counsel chosen by them for that purpose. The parties acknowledge and agree that they enter into this Agreement freely and voluntarily, without or coercion of any kind, and as an informed and well-reasoned exercise of their respective business judgments.

13. REMEDIES AND ENFORCEMENT. Without limitation as to other available remedies, any party hereto may compel specific performance of this Agreement. In any action to enforce any promise, covenant, term, or provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, expenses, and costs incurred therein.

14. FURTHER COOPERATION TO EFFECTUATE THIS AGREEMENT. The parties to this Agreement covenant and agree that, without expanding their substantive obligations hereunder, they shall do all acts and execute and obtain all documents, to the full extent necessary or appropriate, to implement and enforce this Agreement according to its terms.



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15.  BINDING EFFECT. This agreement shall be binding upon the inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

16. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be considered and treated as a complete and original document.

17. CORPORATE POWER/AUTHORIZATION. Each party to this Agreement represents to the other that:

               -- Such party has all requisite power and authority, and the legal right, to make, deliver and perform his or its respective obligations under this Agreement,

               -- Such party has taken all necessary action and obtained any requisite consents to authorize execution and delivery of this Agreement and the performance of his or its respective obligations under this Agreement,

               -- This Agreement has been duly executed and delivered on behalf of such party,

               -- Any statement of fact in this Agreement relating to such party constitutes a representation by that party to the other that such fact is true, correct and complete, and

               -- This agreement constitutes the legal, valid, and binding obligations of the party, enforceable against him or it in accordance with its terms.

18. GOVERNING LAW. The validity of this Agreement, its interpretation and any disputes arising from, or relating in any way to, this Agreement or the relationship of the parties, shall be governed by the law of the State of Nevada without regard to its conflicts of law principles.

19. ENTIRE AGREEMENT. The Agreement constitutes the entire agreement concerning the subject matter hereof between the parties and supersedes any previous agreement, memoranda of understanding, negotiations, or representations with respect to its subject matter made prior to the date of this Agreement. This Agreement may be modified or amended only by written agreement executed by Wheeler and the Company.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

                                        ELEKTRYON

                                        By: /s/ M.E. Holstrom    1/22/01
                                            ----------------------------
                                        Title: PRESIDENT
                                               -------------------------

                                        /s/ Edwin W. Wheeler     1/22/01
                                        --------------------------------
                                        Edwin W. Wheeler



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